Washington D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934.

January 31, 2006
Date of Report (Date of Earliest Event Reported)

DNAPrint genomics, Inc.
(Exact name of Registrant as specified in charter)

Commission File Number: 0-31905

 Utah         59-2780520
(State of Incorporation)      (I.R.S. Employer I.D. No)

900 Cocoanut Avenue, Sarasota, FL 34236
(Address of Principal Executive Offices)

(941) 366-3400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Research Sponsorship Agreement with Massachusetts College of Pharmacy and Health Sciences

On January 31, 2006, the Registrant entered into a Research Sponsorship Agreement (the “Agreement”) with the Massachusetts College of Pharmacy and Health Sciences for sponsored research in connection with the synthesis and testing of certain compounds as possible human medications for drug abuse, attention deficit hyperactivity disorder, and depression. The research will be conducted under the supervision of Dr. Mark Froimowitz. The Registrant had previously licensed exclusive rights to the compounds from Dr. Froimowitz on October 19, 2005 under an Exclusive Licensing Agreement. The sponsored research payments total $300,000 and will be paid in monthly installments of $25,000 over one (1) year.

Under the Agreement, the Registrant will acquire all intellectual property associated with the research results.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNAPrint genomics, Inc.

By: /s / Richard Gabriel
Richard Gabriel, President